Exhibit 2.6

FORM 51-102F3

Material Change Report

Item 1.                                                         Name and Address of Company

Anaconda Mining Inc. (“Anaconda” or the “Company”)

150 York Street

Suite 410

Toronto, Ontario M5H 3S5

Item 2.                                                         Date of Material Change

March 19, 2018

Item 3.                                                         News Release

A news release dated March 19, 2018, in respect of the material change was disseminated by the Company through the facilities of CNW Group and was subsequently filed on SEDAR.

Item 4.                                                         Summary of Material Change

Anaconda announced that it intends to make a formal offer (the “Offer”) to acquire all of the issued and outstanding common shares (“Maritime Shares”) of Maritime Resources Corp. (TSXV:MAE) (“Maritime”) for consideration of 0.364 of a common share of Anaconda (“Anaconda Share”) in exchange for each Maritime Share (the “Offer Price”).

Item 5.                                                         Full Description of Material Change

On March 19, 2018, Anaconda announced that it intends to the make the Offer to acquire all of the issued and outstanding Maritime Shares for consideration of 0.364 of an Anaconda Share in exchange for each Maritime Share.

The Offer Price represents $0.14 per Maritime Share and a premium of 40% to the closing price of $0.10 per Maritime Share on the TSX Venture Exchange (“TSX-V”) as of March 16, 2018. The Offer Price also represents a 44% premium to the volume weighted average trading price of $0.097 per Maritime Share on the TSX-V over the 20 trading days ended March 16, 2018.  All dollar amounts in this material change report are in Canadian dollars, unless otherwise specified.

Maritime Loan

Anaconda assumed a $500,000 interest bearing secured loan provided to Maritime on April 26, 2017 (the “Loan”).  Anaconda is of the view that Maritime is currently in default of the Loan. Anaconda has provided Maritime with notice that it is in default under its obligations pursuant to the Loan.  Anaconda has demanded immediate payment of the Loan and accrued interest.  If the Loan and accrued interest are not paid in full immediately, Anaconda will take such steps and actions as it considers necessary to collect the Loan, to enforce the security that it holds against Maritime or other parties, or to otherwise protect or enforce its interests.

Additional Details of the Offer

Readers are cautioned that Anaconda may determine not to proceed with the Offer. Full details of the Offer will be included in a formal offer and the take-over bid circular to be filed with securities regulatory authorities and mailed to Maritime shareholders. The Offer will be subject to certain conditions, including, but not limited to: (i) there having been validly deposited under the Offer, and not withdrawn, that number of Maritime Shares representing more than 50% of the outstanding Maritime Shares, excluding those Maritime Shares beneficially owned, or over which control or direction is exercised, by Anaconda or by any person acting jointly or in concert with Anaconda, if any; (ii) there having been validly deposited under the Offer and not withdrawn that number of Maritime Shares representing at least 66 2/3% of the outstanding Maritime Shares (calculated on a fully diluted basis), excluding Maritime Shares held by Anaconda, if any; (iii) certain government and regulatory approvals having been obtained and/or waiting periods expired that Anaconda considers necessary or desirable in connection with the Offer; and (iv) there not having occurred, prior to the expiry date of the Offer, any material adverse changes with respect to Maritime.  In addition, Anaconda may require the approval of its shareholders to issue the Anaconda Shares to be distributed by it in connection with the Transaction.

Advisors

Anaconda’s financial advisor is PI Financial and its legal advisors are Cassels Brock & Blackwell LLP in Canada, and Neal, Gerber & Eisenberg LLP in the United States.

CAUTIONARY STATEMENT REGARDING THE PROPOSED OFFER

ANACONDA HAS NOT YET COMMENCED THE OFFER NOTED ABOVE. UPON COMMENCEMENT OF THE OFFER, ANACONDA WILL DELIVER THE TAKEOVER BID CIRCULAR TO HOLDERS OF THE MARITIME SHARES IN ACCORDANCE WITH APPLICABLE CANADIAN SECURITIES LAWS AND, IF APPLICABLE, UNITED STATES SECURITIES LAWS, AND WILL FILE A TAKEOVER BID CIRCULAR WITH THE SECURITIES COMMISSIONS IN EACH OF THE PROVINCES AND TERRITORIES OF CANADA AND, IF APPLICABLE, IN THE UNITED STATES. THE TAKEOVER BID CIRCULAR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE OFFER AND SHOULD BE READ IN ITS ENTIRETY BY MARITIME’S SHAREHOLDERS. AFTER THE OFFER IS COMMENCED, MARITIME’S SHAREHOLDERS WILL BE ABLE TO OBTAIN, AT NO CHARGE, A COPY OF THE TAKEOVER BID CIRCULAR AND VARIOUS ASSOCIATED DOCUMENTS UNDER MARITIME’S PROFILE ON THE SYSTEM FOR ELECTRONIC DOCUMENT ANALYSIS AND RETRIEVAL (SEDAR) AT WWW.SEDAR.COM AND, IF APPLICABLE, FROM THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION WEBSITE AT WWW.SEC.GOV. MARITIME’S SHAREHOLDERS ARE URGED TO READ SUCH MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT MARITIME’S SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION WITH RESPECT TO THE OFFER.  SUCH DOCUMENTS WILL ALSO BE AVAILABLE FREE OF CHARGE ON ANACONDA’S WEBSITE OR BY CONTACTING ANACONDA.  THIS ANNOUNCEMENT IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE OR FORM

PART OF ANY OFFER OR INVITATION TO PURCHASE, OTHERWISE ACQUIRE, SUBSCRIBE FOR, SELL, OTHERWISE DISPOSE OF OR ISSUE, OR ANY OTHER SOLICITATION OF ANY OFFER TO SELL, OTHERWISE DISPOSE OF, ISSUE, PURCHASE, OTHERWISE ACQUIRE OR SUBSCRIBE FOR ANY SECURITY. THE OFFER WILL NOT BE MADE IN, NOR WILL DEPOSITS OF SECURITIES BE ACCEPTED FROM A PERSON IN, ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. HOWEVER, ANACONDA MAY, IN ITS SOLE DISCRETION, TAKE SUCH ACTION AS IT DEEMS NECESSARY TO EXTEND THE OFFER IN ANY SUCH JURISDICTION.

This material change report shall not constitute an offer to sell or the solicitation of an offer to buy securities in the United States, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The securities have not been registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) or any U.S. state securities laws, and may not be offered or sold in the United States absent registration or any applicable exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws.

Item 6.                                                         Reliance on subsection 7.1(2) of National Instrument 51-102

Not applicable.

Item 7.                                                         Omitted Information

Not applicable.

Item 8.                                                         Executive Officer

Robert Dufour, Chief Financial Officer, (416) 304-6622

Item 9.                                                         Date of Report

March 21, 2018.

FORWARD-LOOKING INFORMATION

This material change report contains “forward-looking information” within the meaning of applicable Canadian and United States securities legislation. Forward-looking information includes, but is not limited to, the Offer, the Proposal, the completion of the Transaction, the enforcement of the Loan, the Company’s future exploration, development and operational plans, including the development of the Hammerdown and Orion gold deposits. Generally, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “expects”, or “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, or “does not anticipate”, or “believes” or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, or “will be taken”, “occur”, or “be achieved”. Forward-looking information is based on the opinions and estimates of management at the date the information is made, and is based on a number of assumptions and is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of Anaconda to be materially different from those expressed or implied by such forward-looking information, including risks associated with the exploration, development and mining such as economic factors as they effect exploration, future commodity prices, changes in foreign exchange and interest rates, actual results of current production, development and exploration activities, government regulation, political or economic developments, environmental risks, permitting timelines, capital expenditures, operating or technical difficulties in connection with development activities, employee relations, the speculative nature of gold exploration and development, including the risks of diminishing quantities of grades of resources, contests over title to properties, and changes in project parameters as plans continue to be refined as well as those risk factors discussed in Anaconda’s annual information form for the year ended December 31, 2017, available on www.sedar.com.  Although Anaconda has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on forward-looking information. Anaconda does not undertake to update any forward-looking information, except in accordance with applicable securities laws.